EXHIBIT 10.22.4
                                Amendment To The
             Ben & Jerry's Homemade, Inc. Employees' Retirement Plan

         The Ben & Jerry's Homemade, Inc. Employees' Retirement Plan ("Plan") is hereby amended in the following particulars pursuant to the authority vested in Ben & Jerry's Homemade, Inc. ("Company") effective as of January 1, 1998.

     1. Article I shall be amended by the insertion of the following new Section 1.63:

     "Ben & Jerry's Homemade, Inc. Stock" shall mean shares of common stock (Class A or B) in Ben & Jerry's Homemade, Inc.

     2. Section 4.1(d) is amended by the deletion of the phrase "Notwithstanding the foregoing, however" and the insertion of the phrase "Notwithstanding any provision of this Section 4.1 to the contrary and except as provided by Section 4.1(e)," in place of the deleted phrase.

     3. Article 4.1 shall be amended by the insertion of the following at the end of such section:

     (f) A discretionary amount of Ben & Jerry's Homemade, Inc. Stock, which amount shall be deemed an Employer's Non-Elective Contribution.

     4. Article 4.4(b) shall be amended by the insertion of the following at the end of such subsection:

          (4) With respect to the Employer's Non-Elective Contribution made pursuant to Section 4.1(f), such contribution shall be allocated as follows: (i) one-half of such contribution shall be allocated such that each Participant receives the same allocation; and (ii) the other half of such contribution shall be allocated such that each Participants's allocation is equal to the ratio that his Years of Service bears to the Years of Service of all Participants. Notwithstanding any provision of this section 4.4(b)(4) to the contrary, a Participant shall only share in the allocation of contributions pursuant to this section 4.4(b)(4) if the Participant is actively employed on the last day of the Plan Year and completed 1,000 Hours of Service during such Plan Year.

     5. Section 4.4(c) shall be amended by the insertion of the following after the third sentence of such section:

          (3) Forfeitures attributable to Employer Non-Elective Contributions made pursuant to Section 4.1(f) shall be used to reduce the Employer's Non-Elective Contributions pursuant to Section 4.1(f) for the Plan Year in which such Forfeiture occurs.

     6. Section 4.12 shall be amended by the insertion of the following at the end of such section:

          (h)(1) Notwithstanding any provision of this section 4.12 to the contrary, Participants may not direct the investment of the portion of their Aggregate Accounts which is invested in Ben & Jerry's Homemade, Inc. Stock.

          (2) To the extent that a Participant's Aggregate Account includes Ben & Jerry's Homemade, Inc. Stock, all voting, tender, and similar rights shall be passed through to the Participant and the Participant shall direct the Trustee as to how said rights shall be exercised. With respect to the portion of the Participant's account balance which has been invested in the other investment options offered under the Plan, the Trustee shall vote all interests held by the Trust as directed by the Employer.

          (3) Procedures shall be established and maintained to ensure the confidentiality of all information regarding Participants' holding of Ben & Jerry's Homemade, Inc. Stock as well as Participants' exercise of appurtenant rights under this Section 4.12(h), except to the extent necessary to comply with federal law or state law not preempted by ERISA. The Administrator is hereby designated as the fiduciary responsible for ensuring that these confidentiality procedures are adequate and are followed. In the event that the Administrator determines that a particular transaction relating to Ben & Jerry's Homemade, Inc. Stock may involve the potential for undue Employer influence, the Administrator shall designate an independent fiduciary, who shall not be an affiliate of the Employer, to assume responsibility for all activities relating to said transaction.

     7. Article VI, Section 6.5 shall be amended by the insertion of the following at the end of such section:

          (j) Notwithstanding any provision of the Plan to the contrary, if a Participant elects a lump-sum distribution of his Aggregate Account, the distribution of any portion of the Participant's Aggregate Account which is invested in Ben & Jerry's Homemade, Inc. Stock shall be distributed to the Participant in-kind. However, if a Participant is to receive a distribution in the form of an installment or annuity payment, the portion of the Participant's Aggregate Account which is invested in Ben & Jerry's Homemade, Inc. Stock shall be converted to cash before such installment or annuity payment commences.

     8. Section 6.4(b) is amended by the insertion of the following at the end of such section:

          Notwithstanding anything in the previous sentence to the contrary, the Vested portion of any Participant's Account which is attributable to Employer Non-Elective Contributions made pursuant to Section 4.1(f) shall be a percentage of the total amount credited to the Participant's Account which is attributable to Employer Non-Elective Contributions made pursuant to Section 4.1(f) determined on the basis of the Participant's number of Years of Service according to the following schedule:

                         Vesting Schedule
             Years of Service            Percentage

                    0                       0 %
                    1                       0 %
                    2                       0 %
                    3                       0 %
                    4                       0 %
                    5                     100 %

     Notwithstanding anything in this Section 6.4(b) to the contrary, for each Plan Year for which the Plan is a Top-Heavy Plan, the following vesting schedule shall apply with respect to amounts credited to the Participant's Account which is attributable to Employer Non-Elective Contributions made pursuant to Section 4.1(f):


                         Vesting Schedule
             Years of Service            Percentage
                    0                       0 %
                    1                       0 %
                    2                       0 %
                    3                     100 %

     9. Sections 6.4(c) and 6.4(d) are amended by the deletion of the word "schedule" each place that such word appears in such sections and the insertion of the word "schedules" in place of the deleted words.

     8. Section 7.4(b) is amended by the insertion of the following at the end of such section:

     Furthermore, for purposes of this limit, amounts accrued in a Participant's Aggregate Account which are invested in Ben & Jerry's Homemade, Inc. Stock shall not be taken into consideration.


         IN WITNESS WHEREOF, the Company caused this amendment to be executed this ______ day of __________________, 1998.



By: __________________________________